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                  [OUTTRIM SZABO ASSOCIATES LTD. LETTERHEAD]

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 Nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, 33-53783 and 33-63384 and on
Form S-3 Nos. 33-50029 and 33-50953 of the data extracted from our reports and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas - Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information - Unaudited - Oil and Gas Information" in the Annual Report on Form 10-K for the year ended December 31, 1996 of Pennzoil Company.



                                            OUTTRIM SZABO ASSOCIATES LTD.


                                             /s/ COLIN P. OUTTRIM
                                            --------------------------
                                            Colin P. Outtrim, P. Eng.
                                            President

Calgary, Alberta, Canada
March 3, 1997